SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

January 13, 2016

Date of Report (Date of Earliest Event Reported)

MediJane Holdings Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2770 Arapahoe Road, Suite 132, PMB 150 Lafayette, CO	80026
(Address of principal executive offices)	(Zip Code)

(855) 933-3499

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statements

On July 29, 2015, the Company filed their Form 10-K for the fiscal year ended February 28, 2015.  On August 10, 2015, the Company filed their Form 10-Q for the three months ended May 31, 2015.  On August 28, 2015, the Company filed an amendment to their Form 10-K for the fiscal year ended February 28, 2015.  On January 13, 2016, the Company determined that a convertible note contained a derivative as opposed to a beneficial conversion feature and adjustments are being determined.  As a result, the financial statements presented in the Form 10-K for the year ended February 28, 2015, the amendment to the Form 10-K for the year ended February 28, 2015, and the Form 10-Q for the three months ended May 31, 2015 should not be relied upon.  The Company has discussed this matter with its independent registered public accounting firm and is moving forward with correcting these financial statements so that they accurately disclose our financial position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MediJane Holdings Inc.

By:      /s/ Lewis “Spike” Humer

Lewis “Spike” Humer

Interim Chief Executive Officer

Dated:  January 13, 2016

2